Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com Sameer Murukutla + 1 646 767 4864 Sameer.Murukutla@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com Savannah Steele + 1 646 767 4941 Savannah.Steele@Tradeweb.com

TRADEWEB REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS QUARTERLY CASH DIVIDEND RAISED BY 16.7% to $0.14 PER SHARE $500 MILLION SHARE REPURCHASE PROGRAM AUTHORIZED

New York, February 5, 2026 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the fourth quarter and full year ended December 31, 2025.

$521.2 million quarterly revenues increased 12.5% (9.9% on a constant currency basis) compared to prior year period
$220.2 million quarterly international revenues, an increase of 16.8% (10.7% on a constant currency basis) compared to prior year period
$2.8 trillion average daily volume (“ADV”) for the quarter, an increase of 23.3% compared to prior year period; quarterly ADV records in European government bonds, swaps/swaptions ≥ 1-year, U.S. ETFs and global repurchase agreements
$367.1 million net income and $207.0 million adjusted net income for the quarter, increases of 129.5% and 14.2% respectively from prior year period
53.2% adjusted EBITDA margin and $277.3 million adjusted EBITDA for the quarter, compared to 52.8% and $244.7 million respectively for prior year period
$1.51 diluted earnings per share (“Diluted EPS”) and $0.87 adjusted diluted earnings per share for the quarter
$0.14 per share quarterly cash dividend declared, a 16.7% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
"Tradeweb delivered strong fourth-quarter results, reporting record revenue of $521 million. This performance reflected consistent execution across our global platform and the strength of our diversified business model. We continued to invest in our core markets while shaping the future of institutional market structure and digital finance. Tradeweb completed the first on-chain electronic auction for brokered certificates of deposits, announced a collaboration with Chainlink to publish FTSE U.S. Treasury Benchmark Closing Prices on-chain, and continued to play a central role in evolving the Canton Network. Tradeweb also expanded electronic execution in Europe, with its first invoice spread trade via request-for-market, and continued to expand its emerging markets presence by launching an alternative trading system for sukuk and SAR-denominated debt instruments in Saudi Arabia.

All in, Tradeweb reported its 26th consecutive year of record annual revenue in 2025, underscoring the earnings durability of our multi-asset model spanning multiple client sectors and geographies. That momentum has continued into 2026, with January average daily volume of $3.1 trillion thanks to double-digit YoY ADV growth across rates, credit and money markets. As electronification continues to advance and trading evolves with the rise of tokenization and digital-native asset classes, Tradeweb is well-positioned to build the institutional trading structure of the future – one that’s more connected, transparent, and resilient than ever before.”

SELECT FINANCIAL RESULTS	4Q25	4Q24	Change		Constant Currency Change (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	4Q25	4Q24	YoY
GAAP Financial Measures							Rates	Cash	$557	$509	9.4%
Total revenue	$521,183	$463,344	12.5%		9.9%			Derivatives	1,117	745	50.0%
Rates	$279,083	$240,192	16.2%		12.9%			Total	1,674	1,253	33.5%
Credit	$118,408	$113,572	4.3%		2.5%		Credit	Cash	16	15	10.2%
Equities	$31,533	$28,749	9.7%		5.9%			Derivatives	17	13	37.9%
Money Markets	$45,623	$44,258	3.1%		2.0%			Total	34	27	22.9%
Market Data	$33,783	$30,011	12.6%		11.5%		Equities	Cash	14	11	23.6%
Other	$12,753	$6,562	94.3%		94.3%			Derivatives	13	12	7.8%
Operating income	$221,013	$188,540	17.2%					Total	27	24	15.3%
Net income	$367,124	$159,942	129.5%				Money Markets	Cash	1,092	988	10.5%
Net income attributable to Tradeweb Markets Inc. (2)	$324,992	$142,210	128.5%					Total	1,092	988	10.5%
								Total	$2,827	$2,292	23.3%
Diluted EPS	$1.51	$0.66	128.8%
Net income margin	70.4%	34.5%	+3,592	bps
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Non-GAAP Financial Measures
Adjusted EBITDA (1)	$277,319	$244,743	13.3%		11.3%
Adjusted EBITDA margin (1)	53.2%	52.8%	+39	bps	+65	bps
Adjusted EBIT (1)	$257,129	$227,347	13.1%		11.0%
Adjusted EBIT margin (1)	49.3%	49.1%	+27	bps	+45	bps
Adjusted Net Income (1)	$206,973	$181,183	14.2%		12.2%
Adjusted Diluted EPS (1)	$0.87	$0.76	14.5%		13.2%

DISCUSSION OF RESULTS: FOURTH QUARTER 2025
Rates – Revenues of $279.1 million in the fourth quarter of 2025 increased 16.2% compared to prior year period (increased 12.9% on a constant currency basis). Rates ADV was up 33.5% from prior year period, driven by an 82.1% increase in swaps/swaptions < 1-year and record volume in swaps/swaptions ≥ 1-year. Mortgages ADV was up 9.7% from prior year period, driven by increased To-Be-Announced ("TBA") activity, which was led by heightened participation from real-money accounts and mortgage originators, alongside elevated dollar-roll trading. Tradeweb's specified pool volumes also delivered strong ADV growth supported by continued expansion in client and dealer participation. European government bonds ADV was also a record, up 29.7% from prior year period, driven by robust volume across our institutional and wholesale client channels and U.S. government bond volume remained robust.

Credit – Revenues of $118.4 million in the fourth quarter of 2025 increased 4.3% compared to prior year period (increased 2.5% on a constant currency basis). Credit ADV was up 22.9% from prior year period, driven by strong activity in credit derivatives, U.S. and European credit and municipal bond volumes. U.S. credit ADV was up 4.5% from prior year period, reflecting continued client adoption across Tradeweb products and protocols, most notably in request-for-quote ("RFQ"), Tradeweb AllTrade® and Portfolio Trading ("PT"). European Credit ADV was up 15.6% from prior year period, driven by robust activity across a wide range of protocols including Tradeweb's Automated Intelligent Execution tool ("AiEX") and PT. Municipal bond ADV was up 17.3% from prior year period. We reported 18.3% share of fully electronic U.S. high grade TRACE, which remained flat from prior year period and 8.1% share of fully electronic U.S. high yield TRACE, up 20 bps from prior year period. We also reported 25.7% total share of U.S. high grade TRACE, down 110 bps from prior year period and 10.0% total share of U.S. high yield TRACE, which remained flat from prior year period.

Equities – Revenues of $31.5 million in the fourth quarter of 2025 increased 9.7% compared to prior year period (increased 5.9% on a constant currency basis). Equities ADV was up 15.3% from prior year period driven by record volume in U.S. ETFs, which was led by strong year-over-year growth in institutional and wholesale trading.

Money Markets – Revenues of $45.6 million in the fourth quarter of 2025 increased 3.1% compared to prior year period (increased 2.0% on a constant currency basis). Money Markets ADV was up 10.5% from prior year period, primarily driven by record ADV in global repurchase agreements, which was supported by increased client participation.

Market Data – Revenues of $33.8 million in the fourth quarter of 2025 increased 12.6% compared to prior year period (increased 11.5% on a constant currency basis). The increase was derived primarily from higher fees resulting from our amended LSEG market data license agreement effective November 1, 2025 and other increases in proprietary third party market data revenue.

Other – Revenues of $12.8 million in the fourth quarter of 2025 increased 94.3% compared to prior year period (increased 94.3% on a constant currency basis) primarily due to an increase in digital asset revenue earned for performing validation services on the Canton Network.

Operating Expenses of $300.2 million in the fourth quarter of 2025 increased 9.2% compared to $274.8 million in the prior year period, primarily due to (i) an increase in general and administrative expenses as a result of a decrease in foreign exchange gains, (ii) an increase in employee compensation and benefits as a result of an increase in headcount to support our continued growth and (iii) an increase in technology and communication expense due to continued investment in our data strategy and infrastructure and increased clearance and data fees driven primarily by higher trading volumes from prior year period.

Adjusted Expenses of $264.1 million in the fourth quarter of 2025 increased 11.9% (increased 9.0% on a constant currency basis) compared to prior year period primarily due to (i) an increase in employee compensation and benefits as a result of an increase in headcount to support our continued growth, (ii) an increase in technology and communication expense due to continued investment in our data strategy and infrastructure and increased clearance and data fees driven primarily by higher trading volumes from prior year period and (iii) an increase in general and administrative expenses primarily as a result of a decrease in foreign exchange gains. Please see "Non-GAAP Financial Measures" below for additional information.

Non-operating Income – Other income (loss), net of $207.1 million of income in the fourth quarter of 2025 increased $208.2 million compared to the prior year period loss of $1.1 million, primarily due to realized and unrealized gains on our Canton Coin holdings, which totaled a gain of $205.4 million in the fourth quarter of 2025 compared to $0.2 million in prior year period. In November 2025, spot trading of the Canton Coin began across several global digital asset exchanges. Other income (loss), net is excluded from all non-GAAP financial measures.

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DISCUSSION OF RESULTS: FULL-YEAR 2025
Tradeweb recorded its 26th consecutive year of record annual revenues for the year ended December 31, 2025, as total revenues increased 18.9% (increased 17.5% on a constant currency basis) to $2.1 billion compared to full year 2024. Record revenue was driven by ADV of more than $2.6 trillion and record ADV activity in each of the following: U.S. government bonds; European government bonds; mortgages; swaps and swaptions ≥ 1-year; U.S. high-grade credit traded fully electronically; U.S. high-yield credit traded fully electronically; U.S. high-yield credit that is electronically processed; European credit bonds; municipal bonds; credit swaps; U.S. ETFs; international ETFs; convertibles, swaps and options; and repurchase agreements. Operating income increased 23.2% to $835.3 million for the year ended December 31, 2025 compared to $678.0 million in 2024, while net income increased 61.7% to $921.5 million for the year ended December 31, 2025 compared to $570.0 million in 2024. Net income in 2025 includes $270.9 million in non-operating other income gains on our Canton Coin holdings. Adjusted EBITDA margin increased to 54.0% for the year ended December 31, 2025 compared to 53.3% in 2024, representing an increase of 64 bps from prior year period (+70 bps on a constant currency basis). Diluted EPS increased 62.2% from prior year period to $3.78 for the year ended December 31, 2025, including the impact of non-operating other income primarily relating to gains on Canton Coins holdings. Adjusted Diluted EPS increased 18.8% from prior year period to $3.47 for the year ended December 31, 2025.

RECENT HIGHLIGHTS
January 2026
•Participated in a third wave of pioneering transactions on the Canton Network alongside a consortium of leading financial institutions, building on the successful completion of the initial on-chain U.S. Treasury financing in July 2025.
Fourth Quarter 2025
Core Product
•Completed the first fully electronic European invoice spread trade via the request-for-market ("RFM") protocol on Tradeweb, with Nomura providing liquidity.
•Announced an expansion of Tradeweb’s collaboration with the European Central Bank to provide them with repo trading services for public sector securities from major European jurisdictions.
•Completed the first-ever fully electronic RFM swaption package trade. Citadel and Barclays were counterparties on the trade, which was executed on the Tradeweb Swap Execution Facility ("TW SEF").
•Expanded Tradeweb's dealer algorithmic execution capabilities for U.S. Treasuries, providing institutional clients with access to deeper liquidity and smarter execution strategies through Tradeweb's comprehensive dealer algo suite.
•Launched Tradeweb's Alternative Trading System ("ATS") for the execution of sukuk and Saudi Riyal ("SAR")-denominated debt instruments in the Kingdom of Saudi Arabia.
Digital Assets and Blockchain Technology
•Diversified Canton Coin exposure by exchanging Canton Coin to acquire pre-funded warrants to purchase shares of common stock of Tharimmune, Inc. (Nasdaq CM: “THAR”), a publicly traded digital asset treasury (DAT) company whose goal is to advance the adoption of institutional and decentralized finance applications on the Canton Network.
•In October 2025, Securitize announced that it entered into a definitive business combination agreement through which Securitize will become a publicly listed company, subject to shareholder approval, customary closing conditions and regulatory approvals, at a $1.25 billion pre-money equity value, subject to customary valuation adjustments. If the combination is completed, Tradeweb’s convertible note will convert into an equity interest in the combined public company, alongside other equity holders such as ARK Invest, BlackRock, Blockchain Capital, Hamilton Lane, Jump Crypto and Morgan Stanley Investment Management.
•Completed the industry's first on-chain electronic auction for brokered certificates of deposit ("CDs").
•Announced a collaboration with Chainlink, a leading operator for on-chain finance, to publish the Tradeweb FTSE U.S. Treasury Benchmark Closing Prices on-chain via DataLink, an institutional-grade data publishing service powered by Chainlink.
People
•Appointed Sandra "Sandee" Buchanan as Chief People Officer and a member of the Executive Committee.
•Appointed Rich Chun as Managing Director, Head of Asia, to oversee Tradeweb's business operations, client engagement efforts and strategic initiatives in the Asia Pacific region.
Awards
•Recognized in numerous awards celebrating our company and employees, including: Outstanding Fixed Income Trading Venue, Leaders in Trading Awards (The Trade); 100 Most Influential Women in European Finance 2025 – Serene Murphy (Financial News); Excellence in Trading – Iseult Conlin, U.S. Women in Finance Awards (Markets Media); Rising Star – Casey Kenny, U.S. Women in Finance Awards (Markets Media); Excellence in Marketing – Susan Bennett, European Women in Finance Awards (Markets Media); Rising Star – Lou Ducasse, European Women in Finance Awards (Markets Media); Ascent Award – Roseann Hilway, Women in Financial Markets

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CAPITAL MANAGEMENT
•$2.1 billion in cash and cash equivalents and an undrawn $500.0 million credit facility as of December 31, 2025
•As of December 31, 2025, we held 1.6 billion Canton Coins, valued at $242.7 million
•Free cash flow for the year ended December 31, 2025 of $1.1 billion, up 31.6% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash paid for capital expenditures and capitalized software development in the fourth quarter 2025 of $34.8 million and $103.1 million in full-year 2025
•During both the quarter and year ended December 31, 2025, as part of its 2022 Share Repurchase Program, Tradeweb purchased a total of 987,379 shares of Class A common stock, at an average price of $107.29, for purchases totaling $105.9 million. During the month of January 2026, Tradeweb purchased a total of 482,621 shares of Class A common stock, at an average price of $105.10, for purchases totaling $50.7 million. As of February 5, 2026, a total of $23.2 million remained available for repurchase pursuant to the 2022 Share Repurchase Program authorization
•On February 5, 2026, the Board of Directors approved the 2026 Share Repurchase Program which authorizes the purchase of up to $500 million of the Company’s Class A common stock once the 2022 Share Repurchase Program has been exhausted
•$0.5 million in shares of Class A common stock were withheld in the fourth quarter of 2025 and $49.4 million in shares of Class A common stock were withheld in the full-year 2025 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board of Directors declared a quarterly cash dividend of $0.14 per share of Class A common stock and Class B common stock, a 16.7% per share increase from prior year. This dividend will be payable on March 16, 2026 to stockholders of record as of March 2, 2026
OTHER MATTERS
Full-Year 2026 Guidance*
•Adjusted Expenses: $1,100 - 1,160 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $160 million
•Assumed non-GAAP tax rate: ~23.5% - 24.5%
•Cash capital expenditures and capitalized software development: ~$107 - 117 million
•LSEG Market Data Contract Revenue: ~$105 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2026 Sterling/US$ foreign exchange rate of 1.32.

CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss fourth quarter and full year 2025 results starting at 9:30 AM EST today, February 5, 2026. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/sewc5z3i/
•To join the call via phone, please register in advance here: https://register-conf.media-server.com/register/BI67c55c84683e4959a056498dfe6e355c
Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $2.6 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$428,006	$384,128	$1,700,427	$1,423,547
Subscription fees	60,018	55,026	234,017	206,659
LSEG market data fees	23,169	20,552	93,197	82,145
Other	9,990	3,638	24,788	13,598
Total revenue	521,183	463,344	2,052,429	1,725,949

Expenses
Employee compensation and benefits	159,268	152,206	670,831	592,690
Depreciation and amortization	60,091	62,854	250,189	219,999
Technology and communications	35,520	28,728	128,327	98,568
General and administrative	21,786	12,291	88,402	56,317
Professional fees	15,291	13,574	53,391	60,132
Occupancy	8,214	5,151	25,951	20,215
Total expenses	300,170	274,804	1,217,091	1,047,921
Operating income	221,013	188,540	835,338	678,028
Tax receivable agreement liability adjustment	9,786	8,600	9,786	7,730
Interest income	19,238	14,803	68,407	74,037
Interest expense	(403)	(573)	(1,941)	(4,279)
Other income (loss), net	207,078	(1,124)	263,384	(1,114)
Income before taxes	456,712	210,246	1,174,974	754,402
Provision for income taxes	(89,588)	(50,304)	(253,474)	(184,439)
Net income	367,124	159,942	921,500	569,963
Less: Net income attributable to non-controlling interests	42,132	17,732	108,708	68,456
Net income attributable to Tradeweb Markets Inc.	$324,992	$142,210	$812,792	$501,507

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$1.52	$0.67	$3.81	$2.35
Diluted	$1.51	$0.66	$3.78	$2.33
Weighted average shares outstanding:
Basic	213,065,776	213,039,958	213,213,371	213,030,056
Diluted	214,740,747	215,043,352	214,898,240	214,924,763
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands)
Net income	$367,124	$159,942	$921,500	$569,963
Merger and acquisition transaction and integration costs (1)	157	1,071	6,891	22,823
Interest income	(19,238)	(14,803)	(68,407)	(74,037)
Interest expense	403	573	1,941	4,279
Depreciation and amortization	60,091	62,854	250,189	219,999
Stock-based compensation expense (2)	525	701	2,327	6,096
Provision for income taxes	89,588	50,304	253,474	184,439
Foreign exchange (gains) / losses (3)	(4,467)	(8,423)	13,112	(6,326)
Tax receivable agreement liability adjustment (4)	(9,786)	(8,600)	(9,786)	(7,730)
Other (income) loss, net	(207,078)	1,124	(263,384)	1,114
Adjusted EBITDA	$277,319	$244,743	$1,107,857	$920,620
Less: Depreciation and amortization	(60,091)	(62,854)	(250,189)	(219,999)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	39,901	45,458	176,322	156,489
Adjusted EBIT	$257,129	$227,347	$1,033,990	$857,110
Net income margin (6)	70.4%	34.5%	44.9%	33.0%
Adjusted EBITDA margin (6)	53.2%	52.8%	54.0%	53.3%
Adjusted EBIT margin (6)	49.3%	49.1%	50.4%	49.7%

(1)
Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.

(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarters and years ended December 31, 2025 and 2024, this adjustment also includes $0.5 million, $2.3 million, $0.6 million and $1.0 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the quarter ended and year ended December 31, 2024, this adjustment also includes none and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(3)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)	Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands, except per share amounts)
Earnings per diluted share	$1.51	$0.66	$3.78	$2.33
Net income attributable to Tradeweb Markets Inc.	$324,992	$142,210	$812,792	$501,507
Net income attributable to non-controlling interests (1)	42,132	17,732	108,708	68,456
Net income	367,124	159,942	921,500	569,963
Provision for income taxes	89,588	50,304	253,474	184,439
Merger and acquisition transaction and integration costs (2)	157	1,071	6,891	22,823
D&A related to acquisitions and the Refinitiv Transaction (3)	39,901	45,458	176,322	156,489
Stock-based compensation expense (4)	525	701	2,327	6,096
Foreign exchange (gains) / losses (5)	(4,467)	(8,423)	13,112	(6,326)
Tax receivable agreement liability adjustment (6)	(9,786)	(8,600)	(9,786)	(7,730)
Other (income) loss, net	(207,078)	1,124	(263,384)	1,114
Adjusted Net Income before income taxes	275,964	241,577	1,100,456	926,868
Adjusted income taxes (7)	(68,991)	(60,394)	(275,114)	(231,717)
Adjusted Net Income	$206,973	$181,183	$825,342	$695,151
Adjusted Diluted EPS (8)	$0.87	$0.76	$3.47	$2.92
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)
Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.

(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarters and years ended December 31, 2025 and 2024, this adjustment also includes $0.5 million, $2.3 million, $0.6 million and $1.0 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the quarter ended and year ended December 31, 2024, this adjustment also includes none and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(5)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)	Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)	Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for the quarters and years ended December 31, 2025 and 2024.
(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted weighted average shares of Class A and Class B common stock outstanding	214,740,747	215,043,352	214,898,240	214,924,763
Weighted average of other participating securities (1)	170,479	249,907	167,018	165,565
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,057,090	23,073,616	23,063,110	23,076,373
Adjusted diluted weighted average shares outstanding	237,968,316	238,366,875	238,128,368	238,166,701
Adjusted Net Income (in thousands)	$206,973	$181,183	$825,342	$695,151
Adjusted Diluted EPS	$0.87	$0.76	$3.47	$2.92

(1)	Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.
(2)	Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands)
Operating expenses	$300,170	$274,804	$1,217,091	$1,047,921
Merger and acquisition transaction and integration costs (1)	(157)	(1,071)	(6,891)	(22,823)
D&A related to acquisitions and the Refinitiv Transaction (2)	(39,901)	(45,458)	(176,322)	(156,489)
Stock-based compensation expense (3)	(525)	(701)	(2,327)	(6,096)
Foreign exchange gains / (losses) (4)	4,467	8,423	(13,112)	6,326
Adjusted Expenses	$264,054	$235,997	$1,018,439	$868,839

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the quarters and years ended December 31, 2025 and 2024, this adjustment also includes $0.5 million, $2.3 million, $0.6 million and $1.0 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the quarter ended and year ended December 31, 2024, this adjustment also includes none and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(4)	Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
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	Year Ended December 31,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2025	2024

	(dollars in thousands)
Cash flow from operating activities	$1,167,646	$897,741
Less: Capitalization of software development costs	(62,541)	(47,909)
Less: Purchases of furniture, equipment and leasehold improvements	(40,552)	(40,960)
Free Cash Flow	$1,064,553	$808,872

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$324,992	$142,210	$812,792	$501,507
Less: Distributed and undistributed earnings allocated to participating securities (1)	(260)	(167)	(636)	(389)
Net income attributable to outstanding shares of Class A and Class B common stock – Basic and Diluted	$324,732	$142,043	$812,156	$501,118

Denominator:
Weighted average shares of Class A and Class B common stock outstanding – Basic	213,065,776	213,039,958	213,213,371	213,030,056
Dilutive effect of PRSUs	489,115	661,696	460,612	589,171
Dilutive effect of options	267,525	303,253	284,464	428,926
Dilutive effect of RSUs and RSAs	390,413	561,703	407,012	415,957
Dilutive effect of PSUs	527,918	476,742	532,781	460,653
Weighted average shares of Class A and Class B common stock outstanding – Diluted	214,740,747	215,043,352	214,898,240	214,924,763

Earnings per share – Basic	$1.52	$0.67	$3.81	$2.35
Earnings per share – Diluted	$1.51	$0.66	$3.78	$2.33

(1)
During the quarters ended December 31, 2025 and 2024, there was a total of 170,479 and 249,907, respectively, and during the years ended December 31, 2025 and 2024, there was a total of 167,018 and 165,565, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$207,735	$71,348	$175,407	$64,785	$813,244	$280,285	$660,438	$244,500
Credit	100,939	17,469	103,377	10,195	425,317	62,720	423,708	35,332
Equities	29,062	2,471	26,470	2,279	117,520	9,504	94,964	9,220
Money Markets	41,118	4,505	40,030	4,228	156,224	17,636	98,216	17,004
Market Data	99	33,684	89	29,922	415	133,309	457	117,563
Other	6,816	5,937	468	6,094	11,692	24,563	981	23,566
Total revenue	$385,769	$135,414	$345,841	$117,503	$1,524,412	$528,017	$1,278,764	$447,185

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Quarter Ended December 31,		YoY
	2025	2024	% Change
Rates	$1.98	$2.23	(11.5)%
Rates Cash	$2.26	$2.37	(4.6)%
Rates Derivatives	$1.84	$2.14	(14.3)%
Rates Derivatives (≥ 1 year)	$3.69	$3.63	1.7%
Other Rates Derivatives (1)	$0.21	$0.26	(19.9)%

Credit	$48.02	$60.36	(20.4)%
Cash Credit (2)	$126.83	$148.07	(14.3)%
Credit Derivatives, China Bonds and U.S. Cash EP	$7.34	$7.98	(8.1)%

Equities	$16.71	$17.56	(4.8)%
Equities Cash	$25.98	$29.00	(10.4)%
Equities Derivatives	$6.98	$7.07	(1.3)%

Money Markets	$0.54	$0.57	(5.9)%

Total	$2.04	$2.28	(10.2)%
Total excluding Other Rates Derivatives (3)	$2.51	$2.59	(3.2)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2025 Q4		2024 Q4		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$556,909	$34,664,626	$508,863	$31,654,127	9.44%
U.S. Government Bonds		233,591	14,482,640	224,928	13,945,561	3.85%
European Government Bonds		62,299	3,987,160	48,016	3,073,052	29.75%
Mortgages		248,701	15,419,453	226,707	14,055,856	9.70%
Other Government Bonds		12,317	775,373	9,211	579,657	33.73%
	Derivatives	1,117,054	70,468,872	744,591	46,914,537	50.02%
Swaps/Swaptions ≥ 1Y		523,152	32,997,415	416,896	26,248,749	25.49%
Swaps/Swaptions < 1Y		583,556	36,825,275	320,517	20,205,645	82.07%
Futures		10,346	646,182	7,178	460,143	44.13%
	Total	1,673,963	105,133,498	1,253,454	78,568,664	33.55%
Credit	Cash	16,251	1,009,854	14,751	919,420	10.17%
U.S. High Grade - Fully Electronic		6,929	429,586	6,487	402,207	6.81%
U.S. High Grade - Electronically Processed		2,900	179,796	3,116	193,168	(6.92)%
U.S. High Yield - Fully Electronic		1,019	63,198	793	49,196	28.46%
U.S. High Yield - Electronically Processed		246	15,242	219	13,598	12.09%
European Credit		2,636	168,734	2,280	145,902	15.65%
Municipal Bonds		494	30,625	421	26,113	17.28%
Chinese Bonds		1,653	99,184	1,166	72,276	41.80%
Other Credit Bonds		374	23,488	269	16,960	38.99%
	Derivatives	17,391	1,092,210	12,613	793,229	37.88%
Swaps		17,391	1,092,210	12,613	793,229	37.88%
	Total	33,642	2,102,063	27,364	1,712,648	22.94%
Equities	Cash	13,919	890,810	11,265	720,972	23.56%
U.S. ETFs		10,433	667,689	8,104	518,641	28.74%
International ETFs		3,486	223,121	3,161	202,331	10.28%
	Derivatives	13,254	848,246	12,295	786,854	7.80%
Convertibles/Swaps/Options		9,118	583,536	8,906	570,007	2.37%
Futures		4,136	264,710	3,388	216,847	22.07%
	Total	27,173	1,739,056	23,560	1,507,825	15.34%
Money Markets	Cash	1,092,105	76,306,916	988,101	69,908,118	10.53%
Repurchase Agreements (Repo)		801,365	50,034,357	687,715	42,874,735	16.53%
Other Money Markets		290,740	26,272,559	300,385	27,033,383	(3.21)%
	Total	1,092,105	76,306,916	988,101	69,908,118	10.53%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$2,826,883	$185,281,533	$2,292,479	$151,697,256	23.31%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.

Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM AND FULL YEAR RESULTS
The interim and full year financial results presented herein for the quarters and years ended December 31, 2025 and 2024 are unaudited.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2026 guidance and full-year 2026 revenue guidance related to the LSEG market data license agreement, any acquisitions, investments, partnerships and collaborations, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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